EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 52-2107911) of USEC Inc. of our report dated June 20, 2003, relating to the financial statements of the USEC Savings Program, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

McLean, Virginia
June 25, 2004